Exhibit 99.2

eLOYALTY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JANUARY 1, 2011

(In thousands, except share and per share data)

	Historical eLoyalty	Pro Forma Adjustment		Pro Forma eLoyalty
ASSETS:

Current Assets:
Cash and cash equivalents	$20,872	$29,694	a	$50,566
Restricted cash	2,460	—		2,460
Receivables, net	8,613	(6,572	)b	2,041
Prepaid expenses	13,746	(9,443	)b	4,303
Other current assets	892	(596	)b	296

Total current assets	46,583	13,083		59,666
Equipment and leasehold improvements, net	5,867	(1,470	)b	4,397
Goodwill	2,643	(1,671	)b	972
Intangibles, net	428	(76	)b	352
Other long-term assets	10,671	(7,090	)b	3,581

Total assets	$66,192	$2,776		$68,968

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY:

Current Liabilities:
Accounts payable	$2,498	$(2,134	)b	$364
Accrued compensation and related costs	3,033	(986	)b	2,047
Unearned revenue	24,212	(16,327	)b	7,885
Other current liabilities	4,983	(721	)b	4,262

Total current liabilities	34,726	(20,168)		14,558
Long-term unearned revenue	15,928	(11,243	)b	4,685
Other long-term liabilities	1,592	(30	)b	1,562

Total liabilities	52,246	(31,441)		20,805

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,078 shares issued and outstanding at January 1, 2011, with a liquidation preference of $19,367 at January 1, 2011	18,100	—		18,100
Stockholders’ (Deficit) Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,642,822 shares issued at January 1, 2011; and 14,786,005 outstanding at January 1, 2011	156	—		156
Additional paid-in capital	207,985	—		207,985
Accumulated deficit	(204,139)	34,217	c	(169,922)
Treasury stock, at cost, 856,817 shares at January 1, 2011	(4,468)	—		(4,468)
Accumulated other comprehensive loss	(3,688)	—		(3,688)

Total stockholders’ (deficit) equity	(4,154)	34,217		30,063

Total liabilities and stockholders’ (deficit) equity	$66,192	$2,776		$68,968

See accompanying notes to unaudited pro forma consolidated financial statements.

eLOYALTY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 1, 2011

(In thousands, except per share data)

	Historical eLoyalty	Pro Forma Adjustment(d)	Pro Forma eLoyalty
Revenue:
Services	$71,808	$(41,548)	$30,260	e
Product	12,581	(12,581)	—

Revenue before reimbursed expenses (net revenue)	84,389	(54,129)	30,260
Reimbursed expenses	3,715	(3,090)	625

Total revenue	88,104	(57,219)	30,885
Operating expenses:
Cost of services	43,326	(27,936)	15,390
Cost of product	10,360	(10,360)	—

Cost of revenue before reimbursed expenses	53,686	(38,296)	15,390
Reimbursed expenses	3,715	(3,090)	625

Total cost of revenue, exclusive of depreciation and amortization shown below:	57,401	(41,386)	16,015
Selling, general and administrative	38,273	(9,366)	28,907
Severance and related costs	1,180	(686)	494
Depreciation	4,074	(784)	3,290
Amortization of intangibles	144	(4)	140

Total operating expenses	101,072	(52,226)	48,846

Operating loss	(12,968)	(4,993)	(17,961)
Interest and other (expense), net	(121)	—	(121)

Loss from continuing operations before income taxes	(13,089)	(4,993)	(18,082)
Income tax provision	(93)	—	(93)

Loss from continuing operations	(13,182)	(4,993)	(18,175)
Loss on discontinued operations	(136)	—	(136)

Net loss	(13,318)	(4,993)	(18,311)
Dividends related to Series B Stock	(1,273)	—	(1,273)

Net loss available to common stockholders	$(14,591)	$(4,993)	$(19,584)

Per common share:
Basic loss from continuing operations	$(0.96)	$—	$(1.33)

Basic loss from discontinued operations	$(0.01)	$—	$(0.01)

Basic net loss available to common stockholders	$(1.06)	$—	$(1.43)

Diluted loss from continuing operations	$(0.96)	$—	$(1.33)

Diluted loss from discontinued operations	$(0.01)	$—	$(0.01)

Diluted net loss available to common stockholders	$(1.06)	$—	$(1.43)

Shares used to calculate basic net loss per share	13.70	—	13.70

Shares used to calculate diluted net loss per share	13.70	—	13.70

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$99	$(31)	$68
Selling, general and administrative	5,102	(786)	4,316
Severance and related costs	76	(57)	19

See accompanying notes to unaudited pro forma consolidated financial statements.

eLOYALTY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial information gives effect to the sale of all of the assets and the assumption of certain liabilities of the Company’s ICS Business by TeleTech as set forth in the Acquisition Agreement. The Company will account for the disposition as a discontinued operation in its consolidated financial statements in accordance with the Accounting Standards Codification (“ASC”) 205-20, Accounting for the Impairment or Disposal of Long Lived Assets.

During the period presented, the ICS Business operated as an operating segment within the Company. As such, the Company did not maintain separate, stand-alone financial statements for the ICS Business. Accordingly, the financial information of the ICS Business has been prepared from the Company’s historical accounting records and does not purport to reflect a balance sheet and statement of operations that would have resulted if the ICS Business had been a separate, stand-alone company.

The unaudited pro forma consolidated statement of operations for the year ended January 1, 2011 has been derived from the Company’s historical consolidated financial information and gives effect to the sale as if it had occurred on December 27, 2009. In addition, the unaudited pro forma consolidated balance sheet as of January 1, 2011 has been derived from the Company’s historical consolidated financial information and gives effect to the sale of the ICS Business as if it had occurred on January 1, 2011.

The unaudited pro forma consolidated statement of operations is based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Transaction. The unaudited pro forma consolidated financial statements include no assumptions regarding the use of proceeds (other than to pay transaction related expenses), which are presented as additional cash on the unaudited pro forma consolidated balance sheet. Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the date indicated or of the results that may be obtained in the future. The unaudited pro forma consolidated financial information and the accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 filed with the Securities and Exchange Commission on March 17, 2011.

eLOYALTY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

Pro forma adjustments reflect those adjustments which are directly attributable to the Transaction and include the following (amounts in thousands):

a)	Represents the purchase price of $40,850 less estimated direct transaction costs of $2,300. Also reflects the adjustment to proceeds for Managed Services and Working Capital Adjustments defined in the Acquisition Agreement. The Managed Services adjustment reflects the net difference between total unearned revenue and associated prepaid/deferred costs. The Managed Services adjustment of ($11,728) was included in Cash and Cash equivalents in fiscal year 2010. The Managed Services adjustment is based upon the net difference between total unearned revenue and associated prepaid/deferred costs as of the balance sheet date. The actual Managed Services adjustment will be determined on a post-closing basis and, therefore, may differ materially from the amount presented. The Working Capital adjustment reflects the adjustment made to the proceeds based on the difference between (i) the ratio between current assets, excluding current prepaid/deferred costs, and current liabilities, excluding current unearned revenue, as of the closing date and (ii) 1.21. A Working Capital adjustment of $2,872 was included in Cash and Cash equivalents in fiscal year 2010.

b)	Eliminates the assets acquired and liabilities assumed by TeleTech in connection with the disposition of the ICS Business.

c)	Represents the estimated gain on sale of net assets before federal, state, and foreign taxes.

d)	Eliminates the financial results of operations of the ICS Business, as adjusted for removal of revenue and direct costs of traditional CRM Consulting Services, includes facility costs associated with the office in Austin, Texas, which is primarily used by the ICS Business, and includes corporate and administrative costs that have been attributed to the ICS Business.

Pro Forma Services Revenue

e)	Pro Forma services revenue, after the sale of the ICS Business, includes subscription services, amortized deployment fee revenue and consulting services from our Behavioral Analytics Service, as well as legacy revenue. Legacy revenue consists of (i) traditional CRM consulting services, which historically have been included in our ICS business segment, and (ii) marketing managed services, which historically have been included in our Behavioral Analytics Service business segment. Pro Forma services revenues are broken down as follows:

2010
Subscription revenue	$19,495
Amortized Deployment Fees and Consulting revenue	5,235
Total Behavioral Analytics revenue	24,730
Other Legacy revenue	5,530

Total Services revenue	$30,260